EXHIBIT 16

Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Aurora, Colorado 80014

May 16, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	General Environmental Corporation

Ladies and Gentlemen:

I have read the statements made by General Environmental Corporation in the accompanying Form 10-QSB, which is being filed with the Securities and Exchange Commission. I agree with the statements contained therein concerning the firm.

Very truly yours,

_/s/ Larry O'Donnell_____________________________
Larry O'Donnell, CPA, P.C.